Exhibit 99(a)

Windstream reports second-quarter results and Implements a $75 Million Share Repurchase Program

Delivers improved second quarter results and tightens full-year financial guidance

Release date: Aug 6, 2015

LITTLE ROCK, Ark. - Windstream (Nasdaq: WIN) today reported second-quarter results highlighted by improving financial trends and the announcement of a share repurchase program.

“We are on the right track strategically and financially. The new business unit structure has sharpened our focus and is driving operational excellence,” said Tony Thomas, president and chief executive officer. “The board and management team are confident in the future and remain focused on enhancing profitability and creating value for our shareholders.”

Share Repurchase Program

Today Windstream announced a share repurchase program of up to $75 million, which is expected to be completed by December 31, 2016.  Windstream will buy back shares opportunistically through open market purchases funded primarily by cash from operations.
“In order to create value for our shareholders, the board of directors has authorized a share repurchase program of up to $75 million,” Thomas added.  “Windstream stock is significantly undervalued and a share buyback is an attractive investment and an efficient way to return capital to shareholders.”
In addition, the board of directors declared the regular quarterly dividend of 15-cents per share to shareholders of record as of Sept 30, 2015.

Pro Forma Financial Results

Total revenues were $1.4 billion and grew sequentially by $10 million in the second quarter.
Consumer service revenues in the second quarter were $314 million, which grew $2 million relative to the first quarter, and were essentially unchanged from the same period a year ago.

“We again continue to see positive momentum in our consumer channel and we are making targeted investments to generate revenue growth in these attractive high margin businesses,” Thomas said.

ILEC small business revenues in the second quarter were $108 million as we continue to invest in high-speed Internet capabilities to drive additional broadband revenue growth.

Carrier service revenues were $156 million, excluding legacy wireless TDM, in the second quarter, which was up year over year due to growth in Ethernet sales, wholesale revenues and improving sales of our expanded long-haul express network.

Enterprise service revenues were $485 million in the second quarter, up 3.5 percent from the same period a year ago, led by demand for IP-based solutions and next generation data. Data and integrated solution service revenues within Enterprise also grew approximately 7.3 percent.

CLEC Small Business service revenues were $146 million in the second quarter as we continue to focus on retention, selling incremental services to existing customers and cost reductions to deliver profitable revenue opportunities.

Adjusted OIBDAR was $489 million in the second quarter and was flat sequentially, with margins of 34.5 percent.

Adjusted OIBDA was $327 million in the second quarter and capital expenditures were $255 million in the second quarter.

On a year-to-date basis, adjusted free cash flow was $141 million.
Balance Sheet

In connection with the REIT spinoff, Windstream paid down $3.2 billion in debt which will provide approximately $170 million in annual interest savings. In addition, Windstream retained just under 20% of CS&L, currently valued at $624 million, and are committed to using the proceeds to reduce debt.

Windstream also amended its credit facility to extend the maturity of its $1.25 billion revolver for 5 years and improved the interest rate on the company’s borrowings.

GAAP Financial Results

In the second quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.42 billion and a net loss of $(111) million, or $(1.13) per share including approximately $65 million in one-time after-tax transaction related expenses. That compares to total revenues and sales of $1.47 billion and net income of $14 million, or 13 cents per share, during the same period in 2014

Financial Outlook for 2015

We are improving our 2015 service revenue guidance and affirming other guidance.

	Prior 2015 Guidance	Revised 2015 Guidance
Service Revenue	Range of (4%) to Flat vs. 2014	Range of (3%) to Flat vs. 2014
Adj. OIBDAR Margins	34% - 34.5%	Unchanged
Capex (excluding CAF-2)	$825M to 875M	Unchanged
Cash Taxes	$20M	Unchanged

Conference Call:

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company's second-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 82120098, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight on Aug 13. The replay can be accessed by dialing 1-855-859-2056, conference ID 82120098.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT today.

About Windstream

Windstream (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit the company’s online newsroom at news.windstream.com or follow on Twitter at @WindstreamNews.

Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

OIBDA is operating income before depreciation and amortization and merger and integration costs. Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense, stock-based compensation and the CS&L lease payment. Adjusted OIBDAR is adjusted OIBDA before the CS&L lease payment. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and capital expenditures.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s 2015 guidance for service revenue and capital expenditures, statements regarding adjusted OBIDA margin ranges, cash tax payments, expectations for improved revenue trends and margins, particularly in the enterprise business, expectations regarding Kinetic, Windstream’s IPTV video entertainment offering, and improvements in high-speed Internet capabilities, the completion and benefits of network investments pursuant to Connect America Fund Phase 1, expectations regarding funding available under the Connect America Fund Phase 2, the expected amount, timing, and benefits of the share repurchase program referenced herein, and the amount that Windstream may reduce its debt by selling its equity stake in CS&L. These statements, along with other forward-looking statements, including statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•
the company’s election to accept all state-wide offers (except New Mexico) under the Federal Communications Commission’s (‘FCC’) Connect America Fund, Phase 2, and the impact of such elections on future receipt by the company of federal universal service funds and capital expenditures;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•
changes to our current dividend practice or our share repurchase program, each of which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors;

•
the company’s ability to make rent payments under the Master Lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
Michael Teague, 501-748-5876
michael.teague@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				SIX MONTHS ENDED
			Increase				Increase
	June 30,	June 30,	(Decrease)		June 30,	June 30,	(Decrease)
	2015	2014	Amount	%	2015	2014	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,377.2	$1,417.7	$(40.5)	(3)	$2,759.0	$2,837.4	$(78.4)	(3)
Product sales	43.9	48.3	(4.4)	(9)	80.7	93.5	(12.8)	(14)
Total revenues and sales	1,421.1	1,466.0	(44.9)	(3)	2,839.7	2,930.9	(91.2)	(3)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	685.2	666.3	18.9	3	1,365.2	1,324.2	41.0	3
Cost of products sold	38.4	40.0	(1.6)	(4)	70.3	81.1	(10.8)	(13)
Selling, general and administrative	215.7	236.6	(20.9)	(9)	440.7	475.5	(34.8)	(7)
Depreciation and amortization	341.8	344.0	(2.2)	(1)	682.5	682.9	(0.4)	—
Merger and integration costs	57.3	8.1	49.2	*	71.4	16.0	55.4	*
Restructuring charges	3.4	3.8	(0.4)	(11)	10.4	16.2	(5.8)	(36)
Total costs and expenses	1,341.8	1,298.8	43.0	3	2,640.5	2,595.9	44.6	2
Operating income	79.3	167.2	(87.9)	(53)	199.2	335.0	(135.8)	(41)
Other income (expense), net	22.3	(0.7)	23.0	*	21.1	0.2	20.9	*
Loss on early extinguishment of debt	(43.4)	—	(43.4)	*	(43.4)	—	(43.4)	*
Interest expense	(217.5)	(142.5)	(75.0)	53	(358.6)	(284.4)	(74.2)	26
(Loss) income before income taxes	(159.3)	24.0	(183.3)	*	(181.7)	50.8	(232.5)	*
Income tax (benefit) expense	(48.1)	10.0	(58.1)	*	(75.8)	20.8	(96.6)	*
Net (loss) income	$(111.2)	$14.0	$(125.2)	*	$(105.9)	$30.0	$(135.9)	*

Weighted average common shares (A)	100.4	99.6	0.8	1	100.2	99.3	0.9	1
Common shares outstanding (A)	104.1	100.5	3.6	4

Basic and diluted (loss) earnings per share: (A)
Net (loss) income	($1.13)	$.13	($1.26)	*	($1.08)	$.28	($1.36)	*

PRO FORMA RESULTS OF OPERATIONS (B):
Adjusted OIBDAR (C)	$489.4	$538.2	$(48.8)	(9)	$979.8	$1,073.1	$(93.3)	(9)
Adjusted OIBDA (D)	$326.9	$375.7	$(48.8)	(13)	$654.8	$748.1	$(93.3)	(12)

* Not meaningful
(A)	Reflects the effects of the one-for-six reverse stock split, which was effective on April 26, 2015.
(B)
Pro forma results adjust operating results under GAAP to exclude the impacts of the disposed consumer CLEC business and directory publishing operations and all merger and integration costs related to strategic transactions. For further details of these adjustments, see the Notes to Unaudited Reconciliation of Operating Income Under GAAP to Pro Forma Adjusted OIBDA.

(C)
Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2014. For further details of these adjustments, see the Notes to Unaudited Reconciliation of Operating Income Under GAAP to Pro Forma Adjusted OIBDA.

(D)
Adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension expense, share-based compensation and the annual cash rent payment due under the master lease agreement with CS&L. For further details of these adjustments, see the Notes to Unaudited Reconciliation of Operating Income Under GAAP to Pro Forma Adjusted OIBDA.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
			Increase				Increase
	June 30,	June 30,	(Decrease)		June 30,	June 30,	(Decrease)
	2015	2014	Amount	%	2015	2014	Amount	%
Business operating metrics:
Business customers (A)
Enterprise (B)	24.8	24.5	0.3	1
Small business (C)	309.9	341.7	(31.8)	(9)

Net business customer losses	8.9	7.9	1.0	13	31.5	29.9	1.6	5

Consumer operating metrics:
Households served	1,494.2	1,576.6	(82.4)	(5)
High-speed Internet	1,120.8	1,153.8	(33.0)	(3)
Digital television customers	372.5	394.1	(21.6)	(5)

Net household losses	22.3	29.1	(6.8)	(23)	82.4	119.6	(37.2)	(31)
Net high-speed Internet losses	11.6	16.6	(5.0)	(30)	33.0	40.7	(7.7)	(19)

(A)	Business customers include each customer to which we provide service and exclude carrier special access circuits.
(B)	Enterprise customers represent customers that generate $1,500 or more in revenue per month.
(C)	Small business customers represent customers that generate less than $1,500 in revenue per month.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	June 30,	December 31,		June 30,	December 31,
	2015	2014		2015	2014
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$47.0	$27.8	Current maturities of long-term debt	$5.9	$717.5
Restricted cash	2.9	6.7	Current portion of long-term lease obligations	142.8	—
Accounts receivable, net	665.7	635.5	Current portion of interest rate swaps	16.3	28.5
Inventories	73.1	63.7	Accounts payable	369.6	403.3
Deferred income taxes	166.3	105.4	Advance payments and customer deposits	211.1	214.7
Prepaid expenses and other	159.2	164.6	Accrued dividends	11.9	152.4
			Accrued taxes	93.1	95.2
Total current assets	1,114.2	1,003.7	Accrued interest	84.5	102.5
			Other current liabilities	281.9	328.9
Goodwill	4,340.0	4,352.8
Other intangibles, net	1,640.9	1,764.0	Total current liabilities	1,217.1	2,043.0
Net property, plant and equipment	5,291.7	5,412.3
Investment in CS&L common stock	726.4	—	Long-term debt	5,637.9	7,846.5
Other assets	91.2	92.9	Long-term lease obligations	5,045.4	81.0
			Deferred income taxes	382.5	1,878.6
			Other liabilities	486.5	551.8
			Total liabilities	12,769.4	12,400.9

			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	675.8	252.1
			Accumulated other comprehensive (loss) income	(95.5)	12.1
			Accumulated deficit	(145.4)	(39.5)
			Total shareholders' equity	435.0	224.8

			TOTAL LIABILITIES AND
TOTAL ASSETS	$13,204.4	$12,625.7	SHAREHOLDERS' EQUITY	$13,204.4	$12,625.7

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Cash Provided from Operations:
Net (loss) income	$(111.2)	$14.0	$(105.9)	$30.0
Adjustments to reconcile net (loss) income to net cash provided from operations:
Depreciation and amortization	341.8	344.0	682.5	682.9
Provision for doubtful accounts	13.2	10.7	23.5	23.0
Share-based compensation expense	13.5	14.0	28.3	27.7
Deferred income taxes	(49.6)	1.2	(83.4)	10.5
Unamortized net premium on retired debt	(15.5)	—	(15.5)	—
Amortization of unrealized losses on de-designated interest rate swaps	3.7	4.1	7.1	8.3
Plan curtailment and other, net	(15.1)	10.6	(8.2)	5.7
Changes in operating assets and liabilities, net:
Accounts receivable	(20.4)	(9.0)	(53.7)	(18.7)
Prepaid income taxes	1.4	6.8	9.2	12.4
Prepaid expenses and other	12.3	3.4	(12.5)	(16.7)
Accounts payable	35.0	7.3	(29.2)	(38.8)
Accrued interest	(87.6)	(68.3)	(20.2)	(2.3)
Accrued taxes	8.8	6.0	(2.1)	(9.2)
Other current liabilities	30.2	20.5	(13.0)	(11.9)
Other liabilities	(4.1)	(6.4)	(6.7)	(9.7)
Other, net	(20.2)	2.9	(20.2)	(11.6)
Net cash provided from operations	136.2	361.8	380.0	681.6
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(255.0)	(205.8)	(444.3)	(358.8)
Broadband network expansion funded by stimulus grants	—	(3.2)	—	(10.3)
Change in restricted cash	4.2	2.7	3.8	1.8
Grant funds received for broadband stimulus projects	10.1	10.3	17.5	21.7
Grant funds received from Connect America Fund - Phase I	—	—	—	26.0
Network expansion funded by Connect America Fund - Phase I	(34.6)	—	(42.9)	—
Other, net	11.1	—	9.0	—
Net cash used in investing activities	(264.2)	(196.0)	(456.9)	(319.6)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(191.1)	(150.7)	(342.6)	(300.9)
Payment received from CS&L in spin-off	1,035.0	—	1,035.0	—
Repayments of debt and swaps	(1,316.5)	(336.9)	(1,641.9)	(668.5)
Proceeds of debt issuance	610.0	310.0	1,100.0	635.0
Debt issuance costs	(3.7)	—	(3.7)	—
Payments under long-term lease obligations	(24.5)	—	(24.5)	—
Payments under capital lease obligations	(7.2)	(4.3)	(18.4)	(12.1)
Other, net	(1.0)	0.9	(7.8)	(8.9)
Net cash provided from (used in) financing activities	101.0	(181.0)	96.1	(355.4)
(Decrease) increase in cash and cash equivalents	(27.0)	(15.2)	19.2	6.6
Cash and Cash Equivalents:
Beginning of period	74.0	70.0	27.8	48.2
End of period	$47.0	$54.8	$47.0	$54.8

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO PRO FORMA ADJUSTED OIBDA (NON-GAAP) (A)
(In millions)

		THREE MONTHS ENDED			SIX MONTHS ENDED
		June 30,	June 30,		June 30,	June 30,
		2015	2014		2015	2014

Operating income under GAAP		$79.3	$167.2		$199.2	$335.0
Depreciation and amortization expense	(B)	341.8	344.0	(B)	682.5	682.9
Pro forma adjustments:
Consumer CLEC business operating income	(B)	(0.8)	(3.1)	(B)	(3.3)	(6.5)
Consumer CLEC business amortization expense	(B)	(0.4)	(1.2)	(B)	(1.4)	(2.4)
Directory publishing operating income	(B)	—	(0.9)	(B)	(0.8)	(1.8)
Merger and integration costs	(B)	57.3	8.1	(B)	71.4	16.0
Pension benefit (expense)	(B)	(4.7)	6.3	(B)	(6.5)	6.0
Restructuring charges	(B)	3.4	3.8	(B)	10.4	16.2
Share-based compensation	(B)	13.5	14.0	(B)	28.3	27.7
Pro forma adjusted OIBDAR		489.4	538.2		979.8	1,073.1
Master lease rent payment	(C)	(162.5)	(162.5)	(C)	(325.0)	(325.0)
Pro forma adjusted OIBDA		$326.9	$375.7		$654.8	$748.1

(A)
Pro forma results adjust operating results under GAAP to exclude the impacts of the disposed consumer CLEC business and directory publishing operations and all merger and integration costs related to strategic transactions. For further details of these adjustments, see the Notes to Unaudited Reconciliation of Operating Income Under GAAP to Pro Forma Adjusted OIBDA.

(B)	Represents applicable expense as reported under GAAP.
(C)	Represents the impact of the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2014.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
NOTES TO UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO PRO FORMA ADJUSTED OIBDA

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has disclosed in our Form 8-K furnished on August 6, 2015, that we have presented in this press release unaudited pro forma results, which excludes the impacts of the disposed consumer CLEC business and directory publishing operations and all merger and integration costs resulting from strategic transactions. In addition to pro forma adjustments, we have presented certain measures of our operating performance that adjusts for the impact of the annual cash rent payment due under the master lease agreement with Communications Sales & Leasing ("CS&L"), and excludes the impact of restructuring charges, pension (benefit) expense and share-based compensation.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the true earnings capacity of our current operations. We use pro forma results, including pro forma adjusted OIBDA and pro forma adjusted OIBDAR, as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We amended our certificate of incorporation to decrease the number of authorized shares of common stock from 1.0 billion to 166.7 million and enacted a one-for-six reverse stock split with respect to all of our outstanding shares of common stock, which became effective on April 26, 2015. All share data of Windstream Holdings presented within has been retrospectively adjusted to reflect the effects of the decrease in our authorized shares and the reverse stock split, as appropriate.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about our expectation to maintain our current dividend practice at the current rate of dividend, expected amount, timing and benefits of the share repurchase program, the amount that Windstream may reduce its debt by selling its equity stake in CS&L, expected levels of support from universal service funds or other government programs, expected rates of loss of consumer households served or inter-carrier compensation, expected increases in business data connections, our expected ability to fund operations, expected required contributions to our pension plan, the amounts expected to be received from the Connect America Fund and the Rural Utilities Service to fund the deployment of broadband services and the expected benefits of those services and forecasted capital expenditure amounts, capital expenditures, cash income tax payments, and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, and expected effective federal income tax rates. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; our election to accept state-wide offers under the Federal Communications Commission Connect America Fund, Phase 2, and the impact of such election on our future receipt of federal universal service funds and capital expenditures; the impact of new, emerging or competing technologies; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes to our current dividend practice or our share repurchase program, each of which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors; our ability to make rent payments under the master lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions; unfavorable results of litigation or intellectual property infringement claims asserted against us; the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the effects of federal and state legislation, and rules and regulations governing the communications industry; continued loss of consumer households served and consumer high-speed Internet customers; the impact of equipment failure, natural disasters or terrorist acts; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.